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                               EXHIBIT NO. 10.2
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                                                                    EXHIBIT 10.2



                         NORTHWEST SAVINGS BANK, PaSA

                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS


ARTICLE I.  ESTABLISHMENT AND PURPOSE

     1.1  ESTABLISHMENT OF THE PLAN

Northwest Savings Bank, PaSA (the "Company") hereby establishes the Retirement Plan for Outside Directors (the "Plan") of Northwest Savings Bank, effective July 1, 1992 (the "Effective Date").

     1.2  PURPOSE

The purpose of this Plan is to recognize the value of an Outside Director's past service to the Company, to enhance the Company's ability to attract and retain competent and experienced Outside Directors, and to assure the availability of each participating Outside Director's knowledge and experience as a resource to the Company following his retirement as an Outside Director. The Plan is intended to be an unfunded plan of deferred compensation, not qualified under the Internal Revenue Code.

ARTICLE II.  DEFINITIONS AND CONSTRUCTION

     2.1  DEFINITIONS

The terms used in this Plan shall have the meanings assigned to them below.

(a) "Administration Committee" means the Committee appointed by the Board of Directors to administer this Plan.

(b) "Board" or "Board of Directors" means the Board of Directors of the Company.

(c)  "Company" means Northwest Savings Bank, PaSA.

(d)  "Director" means a member of the Board.

(e) "Disability Benefit" is the amount payable to a Participant in accordance with Section 3.5 hereof upon his meeting the test for disability benefits under the Federal Social Security Act.
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(f)  "Fiscal Year" means the twelve month period from July 1 through June 30 of the following calendar year.

(g) "Outside Director" means a Director who is not an employee of the Company and who is not entitled, either before or after retirement from the Board, to receive employee pension benefits from the Company or from any of its subsidiaries.

(h) "Participant" means any eligible Outside Director of the Company who meets the participation requirements set forth in Section 3.1 of this Plan.

(j) "Retainer" means the annual Retainer payable to an Outside Director each Fiscal Year as compensation for membership on the Board of Directors of the Company.

(j) "Retire" or "Retirement" means termination for any reason from service as a Director of the Company after five or more Years of Service.

(k) "Retirement Benefit" is the amount payable to a Participant following his Retirement calculated in accordance with Section 3.3(a) of this Plan.

(l) "Years of Service" means the number of full Fiscal Years which an Outside Director serves on the Company's Board of Directors, but not to exceed ten
     (10) years. Years of Service shall include service on the Board of Directors of the Company prior to the establishment of this Plan and any period during which the Participant is disabled within the meaning of
     Section 3.5 hereof prior to age 65. However, in no event shall the Years of service credited under this Plan exceed ten Fiscal Years.

     2.2 GENDER AND NUMBER

Except when otherwise indicated by the context, words in the masculine gender shall include the feminine gender; the plural shall include the singular and the singular shall include the plural.

     2.3  NOT A CONTRACT OF SERVICE

Neither the establishment of, nor the participation or eligibility for participation of any Outside Director in, this Plan shall be construed to confer any right of tenure on the part

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of any Outside Director or any right of nomination, renomination, election or re-election to the Board of Directors of the Company. The Company shall not incur any liability for any loss of benefits that might result under this Plan from any failure of the stockholders to elect or re-elect any Outside Director to the Board of Directors or any failure of the Board of Directors to nominate any Outside Director for re-election.

     2.4  SEVERABILITY

In the event any provision of the Plan shall be held invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

     2.5  APPLICABLE LAW

The Plan shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania except as otherwise required by applicable Federal law.

ARTICLE III.  PARTICIPATION AND BENEFITS

     3.1  PARTICIPATION

An Outside Director shall become a Participant in this Plan on the date such Director completes five Years of Service as a Director of the Company.

     3.2  ELIGIBILITY FOR BENEFITS

An Outside Director shall not be eligible for any benefits hereunder until such Director has completed five Years of Service. No benefits are payable under this Plan to any Director who terminates his service on the Board prior to completing five Years of Service.

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     3.3  RETIREMENT BENEFIT

(a) AMOUNT OF RETIREMENT BENEFIT. Upon a Participant's Retirement from the Board on or after his attainment of age 60, he shall be entitled to an annual Retirement Benefit in an amount equal to:

     (1) Sixty percent of the annual Retainer payable to an Outside Director as compensation for membership on the Board at the annual rate which was in effect immediately prior to his Retirement;

                                     plus

     (2) Sixty percent of the annual meeting fees payable to an Outside Director as compensation for his attendance at meetings of the Board of Directors at the annual rate which was in effect immediately prior to his Retirement.

(b) Upon a Participant's retirement from the Board prior to his attainment of age 60 he shall be entitled to an annual Retirement Benefit equal to one-half of the Retirement Benefit calculated under subparagraphs (1) and
     (2) of paragraph (a) above.

(c)  COMMENCEMENT OF PAYMENTS.

     (1) TERMINATION OF SERVICE PRIOR TO ATTAINMENT OF AGE 65. In the event a Participant terminates his service prior to his attainment of age 65, Retirement Benefits shall commence on the first day of the calendar quarter following his attainment of age 65.

     (2) TERMINATION OF SERVICE AFTER ATTAINMENT OF AGE 65. In the event a Participant terminates his service after his attainment of age 65, Retirement Benefits shall commence on the first day of the calendar quarter following his Retirement.

(d) DURATION AND PAYMENT OF BENEFITS RETIREMENT. Retirement Benefits shall be paid to each Retired Participant for a period equal to the lesser of the number of his completed full Years of Service, his life, or ten years. Retirement Benefits shall be paid in quarterly installments on the first day of each calendar quarter following the Participant's Retirement.

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     3.4  NO BENEFITS PAYABLE AFTER DEATH

In the event of a Participant's death prior to the receipt of all Retirement Benefits otherwise due under the Plan, all further benefits shall cease as of the first calendar quarter following his death. No death benefits are payable under this Plan.

     3.5  DISABILITY BENEFITS

In the event a Participant suffers a disability prior to age 65 for which the Participant receives disability benefits under the Federal Social Security Act, or if the Participant is not subject to the Federal Social Security Act and he suffers a disability for which he would qualify for disability benefits thereunder, the Participant shall continue to receive sixty percent of the annual Retainer and the annual Board meeting fees at the annual rate in effect immediately prior to his meeting the test for disability benefits under the Social Security Act as a Disability Benefit hereunder. Such Disability Benefit shall be payable under this Plan until the Participant's age 65, at which time the Participant shall be eligible for Retirement Benefits calculated as though the disabled Participant had continued in active service on the Board until his age 65. The period of time during which a Participant receives Disability Benefits hereunder prior to his attainment of age 65 shall be included in the Years of Service credited to the Participant for purposes of calculating the duration of Retirement Benefits payable hereunder. In the event a Participant becomes permanently disabled within the meaning of the Federal Social Security Act after age 65 he shall Retire from the Board and commence to receive his Retirement Benefit hereunder on the first day of the ensuing calendar quarter.

ARTICLE IV.  CONTINUING OBLIGATIONS OF RETIRED OUTSIDE DIRECTORS

     4.1  CONSULTATION

During the period that a retired Outside Director is receiving a Retirement Benefit under the Plan, he shall make himself available to the Company for consultation with Directors or senior officers of the Company upon request on matters within his experience related to the business of the Company. Such consulting services shall be rendered at reasonable times and places, taking into account the health, age and other duties of such retired Outside Director. To the extent possible, such

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consulting services shall be rendered by personal consultation by telephone or at the principal residence or office, wherever located, of the retired Outside Director, at times most convenient to the retired Outside Director.

     4.2  NON-COMPETITION

The obligation of the Company to make or continue payments under this Plan shall be subject to the condition that the retired Outside Director shall not engage, either directly or indirectly, in any activity which is competitive with any activity of the Company. In the event of a breach by the retired Outside Director of the foregoing condition, the Company shall not be obligated to make any payment coming due hereunder subsequent to the occurrence of such breach. The Administration Committee, upon prior written request of a retired Outside Director, may waive the condition specified above with respect to non-competition if, based upon all of the relevant circumstances, in the sole judgment of the Administration Committee, the granting of such a waiver is justified, having due regard to both the interests of the Company and those of the Retired Outside Director.


ARTICLE V. GENERAL PROVISIONS

     5.1  ADMINISTRATION

This Plan shall be administered by the Administration Committee appointed by the Board of Directors. The members of the Administration Committee shall not be eligible to participate in the Plan. The Administration Committee shall have the power to interpret the Plan and to decide any and all matters arising hereunder, including but not limited to the right to remedy possible ambiguities, inconsistencies or omissions, by general rule or particular decision; provided, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Participants similarly situated. In addition, any interpretations and decisions made by the Administration Committee shall be final, conclusive and binding upon all persons who have or who claim to have any interest in or under the Plan.

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     5.2  FUNDING

All benefits paid under this Plan shall be paid in cash from the general assets of the Company. All liability for Retirement Benefits payable under the Plan shall be reflected on the accounting records of the Company, but shall not be construed to create or require the creation of a trust, custodial, or escrow account. The Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of Retirement Benefits hereunder. Such trusts may be irrevocable but the assets thereof shall be subject to the claims of the Company's creditors. To the extent that any Retirement Benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligations with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of and shall be paid by the Company. No Director shall have any right, title, or interest in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and a Director or any other person. A Director shall not acquire any interest greater than that of an unsecured creditor.

     5.3  EXPENSES

The expenses of administering the Plan shall be borne by the Company.

     5.4  INDEMNIFICATION

The members of the Administration Committee and its agents, and officers, directors and employees of the Company shall be indemnified and held harmless by the Company to the fullest extent now or hereafter permitted by law against and from any and all loss, cost, liability, or expense, including attorneys' fees, fines, civil penalties and excise taxes that may be imposed upon or reasonably incurred by them in connection with or resulting from any actual or threatened civil, criminal, administrative or investigative claim, action, suit, or proceeding to which they may be a party in or which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The

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indemnification provided by this section shall continue for persons who have ceased to be members or agents of the Administrative Committee, and to former directors, officers and employees of the Company, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. This section shall not be applicable to any person if the loss, cost, liability, or expense is finally judicially determined to be due to such person's recklessness or willful misconduct.

     5.5  NONASSIGNABILITY

Neither a Participant in this Plan nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the Retirement Benefits, if any, payable hereunder, all rights to which are expressly declared to be nonassignable and nontransferable. No part of any amount payable hereunder, prior to actual payment, shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     5.6  PAYMENT TO GUARDIAN

If a Plan benefit is payable to a person declared incompetent or to a person incapable of handling the disposition of property, the Administration Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such incompetent person, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Company, the Plan and the Administration Committee.

     5.7  SUCCESSORS

The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company, and the successors of any such corporation or other business entity.

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ARTICLE VI.  AMENDMENT AND TERMINATION

     6.1  AMENDMENT AND TERMINATION

The Company expects to continue the Plan indefinitely, but specifically reserves the right, in the sole and unfettered discretion of its Board of Directors, at any time, to amend, in whole or in part, any or all of the provisions of the Plan and to terminate the Plan in whole or in part, provided, however, that no such amendment or termination shall adversely affect any rights of an Outside Director to receive the Retirement Benefit which had accrued on his behalf on account of his service as an Outside Director prior to such amendment or termination.

     6.2  CONDITIONAL ADOPTION

Adoption of this Plan by the Board of Directors effective as of the Effective Date is conditioned upon its approval by the stockholders of the Company.

     6.3  SUBJECT TO REGULATORY ACTION

If the Plan is approved by the stockholders of the Company the Plan shall be effective as of the Effective Date unless it is subsequently found to violate any rule or regulation of any governmental agency which is authorized to regulate the Company or the Plan.

In witness whereof, Northwest Savings Bank, PaSA has caused this instrument to be executed by its duly authorized officers on this _________ day of _________________, 19 ______


NORTHWEST SAVINGS BANK, PASA


By:____________________________________


Attest:


By:____________________________________

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